FORM SB-2
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

              Howard Llewellyn Argentina Group Inc.
       (Exact name of small business issuer in its charter)

Nevada                                 5499            76 - 0602961
(State or other jurisdiction of  (primary standard    (I.R.S. Employer
incorporation or organization)    industrial code)    Identification Number)

                       21112 123rd Avenue
          Maple Ridge, British Columbia V2X 4B4, CANADA
                         (604) 467-9116
  (Address and telephone number of principal executive offices)


Agent for Service:                                    With a Copy to:
Linden J. Soles President                             Arthur J. Frost
Howard Llewellyn Argentina Group Inc.                 Arthur J. Frost Ltd.
2112 123rd Avenue                                     7549 Heatherbrae
Maple Ridge, British Columbia V2X 4B4, CANADA         Phoenix, Arizona 85033
(604) 467-9116                                        (623) 849-2050

(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this
                     Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                 CALCULATION OF REGISTRATION FEE

Title of                  Proposed     Proposed
Each Class                Maximum      Maximum       Amount of
of           Amount to    Offering     Aggregate     Registration
Securities   be           Price per    Offering      Fee
to be        Registered   Unit         Price
Registered

Common       1,000,000    $  0.01 per  $ 10,000.00   $ 2.80
Stock        Shares       Share




The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


we will amend and complete the information in this Prospectus
The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      SUBJECT TO COMPLETION

                           PROSPECTUS
                          June 29, 2000


             Howard Llewellyn Argentina Group Inc..
                       21112 123rd Avenue
          Maple Ridge, British Columbia V2X4B4, CANADA


                1,000,000 Shares of Common Stock
       to be sold by Howard Llewellyn Argentina Group Inc.


This is the initial public offering of common stock of Howard Llewellyn Argentina Group Inc., and no public market currently
exists these shares.   The price for the stock will be fixed.
Howard Llewellyn Argentina Group Inc. is offering for sale 1,000,000 shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.01 per share for a period of one hundred and eighty days (six months) following the acceptance of the Registration Statement, of which this Prospectus forms a part.

No commissions will be paid for the sale of the 1,000,000 shares offered by Howard Llewellyn Argentina Group Inc. unless a broker/dealer agrees to market them for us. In that case commissions will be negotiated and a post-effective amendment will be filed with the SEC revealing the terms and conditions of the commissions and expenses charged.


This investment involves a high degree of risk. See "risk factors" beginning on page 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
Part I Prospectus

Summary

Howard Llewellyn Argentina Group Inc. ("Howard Llewellyn") is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located in Maple Ridge, British
Columbia, Canada.

The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. Our market is medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers. The territory granted to Howard Llewellen covers the Canadian provinces of Saskatchewan and Manitoba.

Name, Address, and Telephone Number of Registrant

     Howard Llewellyn Argentina Group Inc.
     21112 123rd Avenue
     Maple Ridge, British Columbia V6E 2K3, CANADA(604) 467 -
     9116



The Offering

Price per share Offered                           $0.01
     Common Stock Offered:                        1,000,000 shares
     Common Stock Outstanding Prior to Offering 5,000,000 shares Common Stock Outstanding After Offering* 3,500,000 shares


     * Assumes sale of all shares offeredHoward Llewellyn expects to use the net proceeds for organizational purposes and to determine the feasibility of selling Vitamineralherb.com ("Vita") products to specific markets.


Risk Factors

You should carefully consider the following risk factors and all other information contained in this Prospectus before purchasing the common stock of Howard Llewellyn. Investing in Howard Llewellyn's common stock involves a high degree of risk. Any of the following risks could adversely affect Howard Llewellyn's business, financial condition and results of operations and could result in a complete loss of your investment. Management believes that it has listed all material risks of which it is aware.



Risks Related to Howard Llewellyn's Business

Howard Llewellyn has incurred losses since its inception April 2, 1999 and expects losses to continue for the foreseeable future.

Howard Llewellyn is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. We have only recently acquired our principal asset. Howard Llewellyn will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

Changes or interruptions to Howard Llewellyn's arrangements with its supplier may have an adverse affect on its ability to operate

If Howard Vita defaults under its agreement with its supplier, Howard Llewellyn could lose its manufacturing source, and our distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent us from selling or delivering product to our customers. Any termination or impairment of Howard Llewellyn's license rights and access to products could prevent it from getting into business and limit profitability, if any and decrease the value of its stock.

Howard Llewellyn will compete with other Internet retailers and may not achieve the customer base necessary to become or remain profitable.
Howard Llewellyn's future revenues and profits, if any, depend upon consumers accepting use of the Internet as way of doing business. Our potential customers may not choose to do business over the Internet in sufficient numbers to establish the base necessary to obtain enough revenues to become profitable. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. Howard Llewellyn may therefore be unable to successfully market and sell its product, in which case it would not become profitable.
Howard Llewellyn must rely on its licensor to provide critical services. Failure of the licensor to supply a service will hamper Howard Llewellyn's ability to do business

As part of its license Vitamineralherb.com has agreed to provide and maintain:

      (1) a website through which orders are placed and
      (2) a payment system for receipt of payments from customers and distributing funds to Howard Llewellyn and its supplier.

If Vita fails to provide these services, we may be unable to do our business. If Howard Llewellyn is unable to conduct its business, it may lose customers and revenues. Our future success will depend partly on the Vita's use of leading technologies to provide seamless access to our products and services through its website. Its whole organization could be hamperd or halted by to computer viruses, hacking or similar problems. It is also possible that other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone
networks could cause service interruptions.   Computer viruses or
problems caused by third parties could lead to interruptions, delays or halting of service. If the Vitamineralherb.com does not maintain an up-to-date, effective website, Howard Llewellyn may not be effective in its online sales.

Howard Llewellyn relies on third parties to supply telecommunication services and any interruption of these services may have an adverse affect on its ability to operate.

Howard Llewellyn will rely on its Vita's service providers such as the local telephone companies to provide data-communications via local telephone lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if Vita experiences disruptions or overloading in these services. Howard Llewellyn or Vitamineralherb.com may be unable to replace these services quickly or at all. If customer sales are disrupted, Howard Llewellyn will lose customers and any chance of profitability.

Government regulation of the internet could adversely affect
Howard Llewellyn's profitability.

Existing or future legislation could limit growth in use of the Internet, which would curtail Howard Llewellyn's revenue growth. Any new regulation of Internet commerce could damage our business, affect profits, if any and the viability of its business plan. This could cause the price of its common stock to decline. Regulation could impose significant additional costs on our business.

Regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Laws and regulations on the solicitation, collection, or processing of
consumer information could limit our activities.   Also, any
regulation imposing fees for Internet use could result in a decline in the use of the Internet and Internet commerce, which could have a negative affect on our business.

New taxation could hurt our chance of profits.

Canadian, U.S. or other local or foreign jurisdictions may seek to impose sales tax collection obligations on Howard Llewellyn's Internet sales. If either one of the Canadian provinces where hold a distribution license or the Canadian Federal government requires that we collect sales or other taxes on our sales it could also prevent our business from growing and cause us much more time and expense or administration. Taxation of Internet use, or charges by government agencies or private organizations for using the Internet, could also be imposed. Our customers may not be willing to pay the higher prices caused by these extra charges or may choose to purchase products from a company that is not subject to the tax. Any taxation could cause loss of customers and a decrease in our profitability, if any.

Government regulation of products could adversely affect viability of dietary supplements.
In Canada, extensive federal government regulations may restrict the way we sell our products, resulting in restrictions on the products and product formulas we offer our customers. Numerous Canadian governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of Howard Llewellyn's products. The primary regulatory agency is Health Canada, which regulates products like ours under the Food and Drugs Act and associated regulations.

Canadian laws, regulations and enforcement policies governing Howard Llewellyn's dietary supplement products are relatively new and still evolving and we cannot predict what rules and regulations Health Canada or Industry Canada may impose on our products and sales methods. Health Canada has established a new Office of National Health Products that will evaluate health products to assure safety, improve consumer access and choice of natural health products. Office of National Health Products will be a new regulatory authority reporting to the Assistant Deputy Minister, Health Protections Branch.

Until the new regulatory framework has been established under the Office of National Health Products, natural health products will continue to be regulated either as foods or drugs.

U.S. federal, state and local government regulations may also restrict Howard Llewellyn's products.

The U.S. Food and Drug Administration regulates Howard Llewellyn's products under the Federal Food, Drug and Cosmetic Act. Our products are also subject to regulation by the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing under the Federal Trade Commission Act. Various provincial, state and local agencies may also regulate the manufacture, labeling and advertising of our products.

We cannot be certain that our suppliers and our attempts to comply with laws and regulations will be considered enough by the regulatory agencies. Enforcement actions by any of these agencies could result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or recalls and labeling changes.

If any government agency were to take enforcement action against Howard Llewellyn, it could cause an immediate decrease in its revenues, cause additional expenses and result in a decrease in its stock price. Our efforts to comply with existing laws and regulations could increase our expenses, could force us to change our selling methods and may not be successful. We cannot promise that we will be able to comply with any existing or future laws or regulations without increasing costs or changing our business plan.

Purchasers must rely on the abilities of its Officers and Directors for all decisions.

Howard Llewellyn's directors control a majority of the issued and outstanding common stock. As a result they are effectively responsible only to themselves for the business decisions they might make. Because they only spend part time at running our affairs and the fact that they are separated geographically, most of the meetings of the Board of Directors will be conducted on the telephone. There is a possibility that they could make decisions without on-site evaluation, causing a decrease in profitability, if any, and the resulting affect on the stock price.


Howard Llewellyn  Has No Employment Agreement With Mr.Soles, Mr.
Vanstone and Mr. Reid. The Officers and Directors spend only part-time on its business. Their leaving may affect Howard
Llewellyn's ability to operate

Mr. Soles, Mr. Vanstone and Mr. Reid are serving as Howard Llewellyn's Officers and Directors.
We will be very dependent upon their entrepreneurial skills and experience to implement our business plan and may find that their inability to devote full time and attention to Howard Llewellen's affairs will result in delay(s) or failure of the plan.
Moreover, Howard Llewellyn does not have an employment agreement with Mr. Soles, Mr. Vanstone or Mr. Reid. As a result, there is no assurance that they will continue to manage its affairs in the future.

One or more of the Officers and Directors could decide to join a competitor or otherwise compete directly or indirectly with Howard Llewellyn, which would have a very bad effect on our business and could cause the price of our stock to be worthless. The services of any member of the board would be difficult to replace.

Our Officers and Directors have no experience in Howard
Llewellyn's line of business and may make poor business decisions.

Mr. Soles, Mr. Vanstone and Mr. Reid have no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. They are not doctors, nutritionists, or health professionals. As a result we will need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, we may overestimate the demand for the Vitamineralherb.com products and may underestimate the costs and difficulties of selling and distributing the products. Any such costs or difficulties could prevent Howard Llewellyn from implementing its business plan, limiting its profitability, if any, and decreasing the value of its stock.

Howard Llewellyn may be subject to product liability suits which could adversely affect its financial condition.

Howard Llewellyn may be subject to product liability claims if any of the products it sells results in injury. We may be subjected to various product liability claims, including that its products include inadequate instructions for use or inadequate warnings concerning possible side effects. We rely on third party manufacturers for our products and product disclosures. Howard Llewellyn has no product liability insurance coverage. Although Vita warrants the products and provides indemnification for losses, claims, and expenses of product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to Vita's creditworthiness. If Vita cannot pay, product liability claims could be costly and divert management's attention from business.


Unfavorable publicity may damage the market for Howard
Llewellyn's  products.

The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Howard Llewellyn is highly dependent upon consumers' confidence in the safety and quality of its products as well as dietary supplements distributed by other companies. Any negative publicity that says these products may be harmful or questioning their value could have a negative effect on our business regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended. Because of our dependence on consumer perceptions, bad publicity could have a very negative affect on Howard our sales and possible profitability.

Howard Llewellyn will compete with other vitamin retailers and may not achieve the customer base necessary to become or remain profitable.

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Howard Llewellyn expects competition to get stronger in the future. Barriers to entry are minimal and new competitors can launch sites at a relatively low cost. In addition, the vitamin market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. We will compete with a variety of other companies, including multi-level marketers, traditional vitamin retailers and the online marketing of traditional retailers. Many of our potential competitors have been in business longer, have larger customer bases, greater brand recognition and much greater financial, marketing and other resources than we have. In addition, an online competitor may be acquired by, receive investments from or enter into other commercial relationships with, larger, well-established and well-financed companies.
Competitors may have aggressive pricing or supply policies and devote substantially more resources to website and systems development than we do. Increased competition may result in reduced operating margins and loss of market share.

Acquisition of, or combination with, another company could dilute stockholder value.

When the initial feasibility study is completed and we find that we may not be successful in developing a profitable market for the Vitamineralherb.com products, our management will evaluate other business opportunities that may be available. In the event of a business combination your ownership interests will be diluted. Due to its limited financial resources, the only way Howard Llewellyn will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.
Any asset acquisition or business combination would likely include the issuance of a significant amount of stock, which would dilute the ownership interest of present shareholders and could result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction Howard Llewellyn's stockholders may not have an opportunity to
vote on whether to approve it.   For example, Howard Llewellyn's
Board of Directors may decide to issue a significant amount of
stock to effect a share exchange with another company.   Such a
transaction does not require shareholder approval, but Howard Llewellyn's Officers and Directors must exercise their powers in good faith and with a view to the interests of the corporation.

New management may decide not to continue in the health and nutritional supplements business and may decide to enter into a
completely different business.   This business could be one that
you, as an investor, did not anticipate and in which you may not want to participate. In such case, you could lose your entire investment on a business decision you did not get to evaluate.


Acquisition of or combination with another company could be difficult to integrate and disrupt business.

Any acquisition of or business combination with another company could disrupt our ongoing business, distract management and employees and increase expenses. If Howard Llewellyn acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Howard Llewellyn. Acquisitions also involve the need for integration into existing administration, services and marketing.

Any amortization of goodwill, other assets or other charges resulting from the costs of these acquisitions, could limit Howard Llewellyn's profitability, if any and decrease the value of its stock. In addition, our liquidity and capital may be diminished as a result of a business combination and our capital may be further depleted by the operating losses (if any) of the business we may acquire.

Financial risks

Howard Llewellyn has no operating history and financial results are uncertain.

Howard Llewellyn is a young company with no history of earnings or profits and there is no assurance that it will operate profitably in the future. There is no past history upon which to base planned operating expenses. As a result it is difficult to accurately forecast potential revenue. In order to become profitable, Howard Llewellyn must:

  -    execute on its business model;

  -    create brand recognition;

  -    manage growth in its operations;

  -    create a customer base cost-effectively;

  -    retain customers;

  -    access additional capital when required; and

  -    attract and retain key personnel.

Until we complete the initial feasibility study we cannot be confident that our business model will be successful or that we meet these and other challenges, risks and uncertainties. If we fail to successfully meet these challenges, Howard Llewellyn will likely never become profitable.

Howard Llewellyn will need additional financing which may not be available, or which may dilute the ownership interests of investors.

Howard Llewellyn's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on acceptable terms. If not available our operations would be severely limited, and we would be unable to implement our business plan.

Investment risks
Howard Llewellyn's common stock has no prior market and prices may decline after the offering. There is no public market for Howard Llewellyn's common stock and you cannot be certain that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. If you should decide to invest any or all of these factors will have an affect on the price you would receive if you decided to sell all or part of your stock.

Many brokerage firms may not be willing to handle transactions in our securities. Even if a buyer finds a broker willing to buy or sell Howard Llewellen stock the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may be larger than the selling price.

Many lending institutions will not permit the use of such securities as collateral for loans. Thus, you may be unable to sell or recover your investment in Howard Llewellen stock.

The securities of Howard Llewellen, when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms:
     a)   institutions with assets exceeding $5,000,000;

     b) individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds
          $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the
sale.   This rule may affect your ability  to buy or sell in any
market that may develop.

Investors may face significant restrictions on the resale of Howard Llewellen stock due to state and federal laws and regulations.

Because the securities of Howard Llewellen have not been registered for resale under the blue sky laws of any state. Holders of such shares and those persons desiring to purchase them in any market that may develop should be aware that there may be state blue sky law restrictions on the ability of investors to sell or purchasers to buy its securities. Investors should consider the secondary market for Howard Llewellen securities to be a limited one. You may be unable to sell your stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Because our securities may constitute a penny stock within the meaning of the rules, the rules would apply to Howard Llewellen and its securities. The rules may further affect your ability to sell your shares in any market that may develop.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Summary of risks relating to penny stocks.

  1)   Howard Llewellen stock is a penny stock.
  2)   Some states will not allow you to sell to their citizens.
  3) Some broker/dealers will not handle transactions in penny stocks.
  4)   SEC rules make selling your stock a cumbersome procedure.
  5) Penny stock markets can be very volatile with large swings up or down.


USE OF PROCEEDS
The net proceeds to Howard Llewellyn from the sale of the 1,000,000 shares of common stock offered at an assumed initial public offering price of $.01 per share are estimated to be $10,000. Howard Llewellyn expects to use the net proceeds as follows:

Purpose                     50% Subscription*  100% Subscription**

Organizational Purposes     $ 1,000            $ 1,000
Feasibility of License/Market
Research                      4,500              6,500
EDGAR filing fees             2,500              2,500
                            $ 5,000            $10,000

*   Assumes sale of 50% of the stock being offered
**  Assumes sale of 100% of the stock being offered


Howard Llewellyn continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Howard Llewellyn may use a portion of the proceeds for these purposes. We are not currently a party to any contracts, letters of intent, commitments or agreements and are not currently engaged in active negotiations with respect to any acquisitions.
Howard Llewellyn has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, management will have significant flexibility in applying the net proceeds of the offering.

DETERMINATION OF OFFERING PRICE
We arbitrarily determined the
price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Howard Llewellyn. It bears no relationship to the book value, assets or earnings or any other recognized measure of value. The offering price should not be regarded as an indicator of the future market price of the securities.


SELLING SECURITY HOLDERS
There are no selling security holders.


PLAN OF DISTRIBUTION
Howard Llewellyn will sell a maximum of
1,000,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering.
Howard Llewellyn has not committed to keep the Registration Statement effective for any set period of time after the six months mentioned on the cover page of this Prospectus. The gross proceeds to Howard Llewellyn will be $10,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Howard Llewellyn, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of the common stock. Howard Llewellyn intends to apply to have its shares traded on the OTC bulletin board.


Legal proceedings
Howard Llewellyn is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the Officers and Directors know of no legal proceedings against Howard Llewellyn or its property contemplated by any governmental authority.


Directors, executive officers, promoters and control personsThe following table sets forth the name, age and position of each director and executive officer of Howard Llewellyn:

     Name                Age       Position

Linden J. Soles          43        President and Director since
                                   November, 1999

Jeffrey T. Reid          38        Vice President and
                                   Director since November 1999

Frederick W. Vanstone    59       Secretary Treasurer and
                                  Director since November, 1999

The Directors will serve until the first annual meeting of Howard Llewellyn's shareholders and their successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.


Biographical information

Linden J. Soles has been an officer and director of Howard Llewellen since November, 1999. For several years Mr. Soles has been an internationally known and respected broadcast journalist. Beginning in 1972 in his home city of Winnipeg, Manitoba, Linden worked at a number of radio and television stations including the Canadian Broadcasting Corporation. Moving to Vancouver, BC in 1991, Mr. Soles became the top rated newscaster in the history of television in that city. He wrote, produced and was featured in many local and national feature stories and documentaries. In 1993, he moved to Atlanta, Georgia and became a featured anchor person on CNN. He served as anchor on "Prime News", "The World Today", and "World News". He was the host, writer, producer, director and composer on "CNN Year in Review" - 1995 and "Requiem For Oklahoma City". He co-produced "America Mourns - CNN Presents". Mr. Soles is currently President of Linden Soles Multimedia, Inc., Atlanta Georgia.

Frederick W. Vanstone has served as an officer and director of the Company since October, 1999. From 1996 to the present Mr. Vanstone has served as Chief of Staff, Crossroads Family of Ministries, Burlington, Ontario. For the previous eleven years Mr. Vanstone was associated with Oral Roberts Ministries, Tulsa, Oklahoma. He served as officer and director of the parent organization as well as subsidiaries and associated entities. In 1979 and 1980 he was CEO of Standard Guarantee Corporation. From 1972 through 1978, Mr. Vanstone served as Chief Financial and Administrative Officer for the Jim Pattison Group of Companies. From 1978 to the present Mr. Vanstone has also operated Vandelia Enterprises Litd. A company specializing in investment, consulting and development banking.

Jeffrey T. Reid has served as an officer and director of Howard Llewellen since October, 1999. From 1992 to the present, Mr. Reid is the Franchise Owner of Boston Pizza International Restaurants. Edmonton, Alberta. From 1990 through 1992 he was territory and account manager for Cartier Wines and Beverages Ltd. He covered Saskatchewan, Manitoba and Alberta for that company. Prior to that he served as an independent freelance producer, production manager and sound engineer in Winnipeg, Manitoba.


Security ownership of certain beneficial owners and management

 The following table sets forth, as of March 28, 2000, Howard Llewellyn's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Howard Llewellyn to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                              Shares              Percentage of
     Name                     Owned               Shares Owned

Linden J. Soles               250,000             5.00
President and Director
729-D Edgewood Avenue, NE
Atlanta, GA 30307 -2481

Frederick W. Vanstone         150,000             3.00
Secretary, Treasurer,
and Director


Jeffrey T. Reid               100,000             2.00
Vice-President and Director

All Executive Officers and
Directors as a Group          500,000             10.00%


Description of Securities

The following description of Howard Llewellyn's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Howard Llewellyn's Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

The authorized capital stock of Howard Llewellyn consists of 100,000,000 shares of Common Stock having a par value of $0.001 per share per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Howard Llewellyn's common stock.

The holders of shares of common stock of Howard Llewellyn do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Howard Llewellyn's directors.

The holders of shares of common stock are entitled to dividends out of funds legally available when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Howard Llewellyn, holders are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Howard Llewellyn's common stock are issued, the relative interests of existing shareholders may be diluted.


Disclosure of Commission position on indemnification for Securities Act liabilities

Howard Llewellyn's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Howard Llewellyn's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Howard Llewellyn or is or was serving at the request of Howard Llewellyn as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Howard Llewellyn pursuant to the forgoing provisions or otherwise, Howard Llewellyn has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Description of the business

General

On April 5, 1999 Howard Llewellen received from David R. Mortenson & Associates of Alvin, Texas, the rights to distribute and produce, in the state of Florida, an oxygen enriched water product for fish farming, aquaculture, mariculture, poultry raising, and for treating animal waste from dairies, feedlots of all kinds, and for other similar uses. These production and distribution rights were received from Mortenson in exchange for 2,000,000 shares of common stock. Mortenson acquired these rights from the inventors of the product, N. W. Technologies, Inc. under a distribution agreement. Several months later the contract granting David R. Mortenson & Associates rights to the technology was withdrawn. Mortenson sued N.W. Technologies Inc. in Harris County Court, Houston Texas.

To compensate for the possibility that we could lose our principal asset and the obvious delay that this dispute and court action has caused, David R. Mortenson & Associates has agreed to suspend all financial requirements that are due or will be due in the future until the dispute with N.W. is resolved. They have also agreed to grant an alternative license to Howard Llewellen for the distribution of vitamin and herbal supplements for the Provinces of Saskatchewan and Manitoba, Canada. This license will enable us to create a business plan and start the process of getting into business.

The License.

Howard Llewellen has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of
customers.   All of these individuals and organizations will
order their products via the Internet for sale to their clients. The license will be automatically renewed unless Howard Llewellen or Vitamineralherb.com gives the other notice of its intent not to renew.

As a licensee of Vitamineralherb.com, eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling us to focus strictly on marketing and sales. We plan to target health and fitness professionals in Saskatchewan and Manitoba who wish to offer health and fitness products to their customers.

Howard Llewellen (and its customers) will have access to all products offered on the Vitamineralherb.com website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a markup that provides a 10% commission to Vitamineralherb.com and a profit for us.

Three different labeling options are available to customers:

- products may be ordered with the manufacturer's standard label with no customization.
- the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge.
- labels may be completely customized for the health or fitness professional.

When a fitness or health professional becomes a client our salesperson will show the client how to access the Vitamineralherb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, as they need them and pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or his clients.

We do not have to purchase and maintain a large inventory, have an order desk or shipping department. This method of doing business, which only a short time ago would be unthinkable is now a preferred way of shopping , both wholesale or retail, for a large segment of the population of North America.

The website is maintained by Vita and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vita's Internet clearing bank. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vita then forwards the money due Howard Llewellen via electronic funds transfer.

Vita's software tracks all sales through the customer's identification number, and at month end, e-mails a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as attempting to insure that all major search engines pick Vitamineralherb.com first. All sales originating from the website to customers located in Saskatchewan or Manitoba will automatically be assigned to Howard Llewellen

Background on the Manufacturer and Distributor.

On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing
organizations for approximately six years.   International
Formulation and Manufacturing does no retail marketing.

In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for Howard Llewellen customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

Implementation of the business plan.

Howard Llewellen's business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. We may, during the next six to twelve months, conduct research into the various potential target markets. Should Howard Llewellen determine that its business plan is feasible, we intend to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers. We will attempt to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients and order them through the Internet.

If the net proceeds received from this offering are not enough to accomplish this we will have to obtain additional financing through an additional offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. You cannot be sure that any additional funds will be available on terms
acceptable to Howard Llewellen or at all.   We expect to begin
earning revenues shortly after a sales force is in place.

Growth of the Internet and electronic commerce.

The Internet has become a favored medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Howard Llewellen believes that this dramatic growth presents significant opportunities for online retailers.

The vitamin, supplement, mineral and alternative health product market.

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Howard Llewellen believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

The removal of most, if not all import duties, under the NAFTA accord enables Howard Llewellen to import goods without undue trouble or delay. Some of sources relied upon for product will undoubtedly be located in Canada and will be easily available to Canadian customers as well as being exported to the United States.

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Howard Llewellen expects competition to intensify in the future. Barriers to entry are low and current and new competitors can launch sites at a relatively small cost. In addition, the vitamin supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Our competitors can be divided into several groups including:

- traditional vitamins, supplements, minerals and alternative health products retailers;
- the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;
- online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;
- independent online retailers specializing in vitamins, supplements, minerals and alternative health products;
- mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and
- direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of Howard Llewellen's potential competitors have longer operating histories, larger customer or user base, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases.

Competitors have and may continue to have aggressive pricing policies and devote substantially more resources to website and systems development than Howard Llewellen does. Increased competition may result in reduced operating margins and loss of market share.

Howard Llewellen believes that the principal competitive factors in its market are:

-    ability to attract and retain customers;
-    variety and size of product selection;
-    product pricing;
-    ability to customize products and labeling;
-    quality and responsiveness of customer service.

We believe that we can compete favorably on these points however, we will have no control over how successful our competitors are in addressing these factors. In addition, our online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

Howard Llewellen believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges:

- Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.
- Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.
- Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive.
- The multilevel structure of some marketing organizations mandates high prices.

As a result of the foregoing limitations, we believe there is significant unmet demand for a shopping channel like that of Vita that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

Howard Llewellen hopes to attract and retain consumers through the following key attributes of its business:

- Broad Expandable Product Assortment. Howard Llewellen's product selection is substantially larger than that offered by store-based retailers.
- Low Product Prices. Product prices can be kept low due to volume purchases through Howard Llewellen's affiliation with Vitamineralherb.com and other licensees. Having no inventory or warehouse space and need for limited administration will also make our prices lower. All products are shipped from the International Formulation and Manufacturing inventory.
- Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.
- Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to the individual needs of their clients..

Regulatory Environment.

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Howard Llewellen sells in Canada will be subject to regulation by Health Canada which administers the Food and Drugs Act along with relevant regulations.
Regulated products include herbal remedies, natural health remedies, functional foods and nutraceuticals. Health Canada regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Food and Drugs Act, a variety of enforcement actions are available to Health Canada against marketers of unapproved drugs or "adulterated" or "misbranded" products. These include: criminal prosecution; injunctions to stop sales; seizure of products; adverse publicity, "voluntary" recalls and labeling changes.

The Consumer Packaging and Labeling Act, as administered by Industry Canada, requires that certain information labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling.

The manufacturing, processing, formulating, packaging, labeling and advertising of the products we sell may also be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities may also be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs in the United States.

Food and Drug Administration regulations require that informational labeling be presented in a certain manner on all foods, drugs, dietary supplements and cosmetics.

The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration.

It is possible that the statements presented in connection with product descriptions on Vita's site may be determined by the Food and Drug Administration to be drug claims rather than nutritional statements. Some of suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with the manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove or modify some statements, products or labeling from its website.

Howard Llewellen cannot predict what Canadian or U.S. laws and regulations will come in the future nor can it determine what effect additional regulations would have on our business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives we cannot assure you that the regulations applied to dietary supplements will remain less restrictive.

Any new laws or regulations applicable to our business could require the reformulation of certain products to meet new standards, the recall or dropping of certain products, additional record keeping, expanded listing of properties of certain products or expanded or different labeling.

Regulation of the Internet.

In general, existing laws and regulations apply to the Internet. The precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were passed before the Internet was available and do not address the unique issues of the Internet or electronic commerce.

Numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection on the Internet. Due to the increasing use of the Internet for commerce and communication, it is possible that new
laws and regulations could be passed.   These new laws and
regulations could cover issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such new laws or regulations and the existing laws and regulations may slow the growth of Internet use and result in a decline in Howard Llewellen's sales.

A number of legislative proposals have been made at the federal, state and local level and by foreign governments that would impose additional taxes on the sale of goods and services over the Internet and some states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation could impair growth and, as a result have a negative affect on our business.

Employees.

Howard Llewellen is a development stage company and currently has no employees. Howard Llewellen is currently managed by its officers and directors. We look to the board for their management
and financial skills and talents.   Management plans to use
consultants, attorneys and accountants as necessary and does not plan to hire any full-time employees in the near future other than sales people to set up accounts.


Available Information and Reports to Securities Holders.

Howard Llewellen has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules which are part of the Registration Statement. For further information with respect to Howard Llewellen and its common stock, see the Registration Statement and the attached exhibits. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further
information about the public reference rooms.   Our filings with
the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Howard Llewellen will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms and the website of the Commission.




Forward looking statements

You should not rely on forward-looking statements in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Actual results could differ materially from those anticipated in these statements for many reasons.


Management's discussion and analysis or plan of operation.

The following discussion and analysis of Howard Llewellyn's financial condition and results of operations should be read with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

Upon the completion of all or part of the sale of shares contained in this Offering we intend to proceed as quickly as possible to do an in-depth feasibility study. If and when that study proves the project to be feasible we will hire one or more sales representatives to sign up potential customers

Estimated expenses for the next twelve months are as follows:

                                       US dollars   Cdn.dollar
                                                       s
Two sales persons
(draw against commissions)
@ $1000 per month*                     $36,000      $ 54,000
Administration                         $12,000      $ 18,000
Employee benefits                      $16,000      $ 24,000
Office rent                            $12,000      $ 18,000
Office supplies ( including furniture) $10,000      $ 15,000
Development stage costs
(including recruiting costs)           $ 1,000      $  1,500
Website maintenance                    $   500      $    750
Contingency (10%)                      $ 8,750      $ 13,125

Total first year expenses              $96,250      $144,375

* All figures shown are in United States and Canadian dollars.
A conversion rate of 1.5 was used.

At the completion of the feasibility study we will determine whether or not we will proceed with the business plan, hire employees and generate sales. If we decide to proceed we will need a minimum of $100,000 in additional capital. This will require a capital injection through a private placement or the amending of this Prospectus. If required, me may have to file an entirely new Registration Statement and Prospectus.

If the additional capital is not received operations would be scaled down or not begun. If no funds are received from this Offering, management would not proceed with the business and either delay starting or cancel the project completely.

Results of Operations

During the period from April 5, 2000 through June 30, 2000, Howard Llewellyn has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb.com Inc. products and preparation for registration of its securities. We received no revenues during this period.

For the current fiscal year, Howard Llewellyn anticipates incurring a loss as a result of organizational expenses, expenses associated with this Registration Statement and expenses associated with setting up a company structure to begin implementing our business plan. Howard Llewellyn anticipates that until these procedures are completed it will not generate revenues and will continue to operate at a loss.

Howard Llewellyn's business plan is to determine the feasibility of marketing Vitamineralherb.com products in various markets, and, if the products prove to be in demand, begin marketing and sales.

Liquidity and Capital Resources

Howard Llewellyn remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Our balance sheet as of June 30, 2000, reflects total assets of $ 2,261in the form of a license and capitalized organizational costs.

In order to determine the feasibility of its business plan Howard Llewellyn plans during the next six to twelve months to conduct research into various potential target markets. Should we determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with Vita we believe that during our first operational quarter, we will need approximately $100,000 (Cdn $ 150,000) to achieve a sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Howard Llewellyn will need approximately $260,000 (Cdn $ 390,000) in the event it determines that its market will not pay in advance and it will
have to extend credit.   We will  have to obtain additional
financing through an offering or capital contributions by current shareholders.

We are conducting this offering, in part, because we believe that an early registration of our securities will help in raising future capital. By having a Registration Statement in place we believe we will be in a better position to conduct a future public offering or a private placement with registration rights. By registering these shares we feel that we will have to offer lower discounts Howard for a future private placement. We feel that investors will have more confidence due to the Rule 144(c)(1) public information requirement being satisfied and a public market will exist for broker transactions. Howard Llewellyn believes that the cost of registering its securities, and making the disclosures that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but management has general knowledge of an investor class interested in investing in companies that can demonstrate some liquidity.

No commitments to provide additional funds have been made by management or shareholders. A There can be no assurance that any additional funds will be available on acceptable terms or at all.

Howard Llewellyn expects to begin earning revenues shortly after a sales force is in place.

We also may engage in a combination with another business. We cannot predict how much liquidity and capital resources will be used for a business combination or whether our capital will be further depleted by the operating losses (if any) of the concern with which we may eventually combine. Howard Llewellyn has engaged in discussions concerning potential business combinations, but has not entered into any agreement.


Description of property

Howard Llewellyn currently maintains limited office space provided by a shareholder for which it pays no rent. Its address is 21112 123rd Avenue, Maple Ridge, BC V2X 4B4 Canada and its phone number is (604) 467-9116. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until the business plan is more fully implemented.


Certain relationships and related transactions

No director, executive officer or nominee for election as a director of Howard Llewellyn, and no owner of any of the outstanding shares or any member of their immediate family has entered into or proposed any transaction with the company.


Market for common equity and related stockholder matters

No established public trading market exists for Howard Llewellyn's securities. We have no common equity subject to outstanding purchase options or warrants or no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by shareholders. Except for this Offering, there is no common equity that is being, or has been publicly proposed to be, offered by Howard Llewellyn.

As of June 30, 2000, there were 5,100,000 shares of common stock outstanding, held by 51 shareholders of record. Upon effectiveness of the Registration Statement that includes this Prospectus, all of Howard Llewellyn's outstanding shares will be eligible for sale.

To date Howard Llewellyn has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon future earnings, if any, our financial condition, and other factors that the Board of Directors consider relevant.


Executive compensation

No officer or director has received any remuneration from Howard Llewellyn. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to the Officers and Directors for services related to the implementation of the business plan. Howard Llewellyn has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

We have no employment contract or compensatory plan or arrangement with any executive officer. The Directors and Officers currently do not receive any cash compensation for service as a members of the Board of Directors. There is no compensation committee and no compensation policies have been adopted.







             HOWARD LLEWELLEN ARGENTINA GROUP INC.

                (A Development Stage Enterprise)






                          AUDIT REPORT

                       December 31, 1999


















                    Janet Loss, C.P.A., P.C.
                   Certified Public Accountant
               1780 S. Belaire Street, Suite 500
                     Denver, Colorado 80222









             HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A Development Stage Enterprise)

                  INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                        PAGE

Report of Certified Public Accountant.....................    F1


Balance Sheet, December 31, 1999 .........................    F2

Statement of Operations, for the
Period April 2, 1999 (Inception)
Through December 31, 1999.................................    F3

Statement of Stockholders Equity
(Deficit), April 2, 1999 (Inception)
Through December 31, 1999.................................    F4

Statement of Cash Flows for the
Period From April 2, 1999 (Inception)
Through December 31, 1999 ................................    F5

Notes to Financial Statements............................  F6&F7




                     Janet Loss, C.P.A., P.C.
                   Certified Public Accountant
                1780 S. Belaire Street, Suite 500
                     Denver, Colorado 80210
                         (303) 782-0878

                   INDEPENDENT AUDITORS REPORT

Board of Directors
Howard Llewellen Argentina Group Inc.
21112 123rd Avenue
Maple Ridge, British Columbia V2X4B4
Canada

Sirs:

I have audited the accompanying Balance Sheet of Howard Llewellen Argentina Group Inc. (A Development Stage Enterprise) as of December 31, 1999 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period April 2, 1999 (Inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Howard Llewellen Argentina Group Inc. as of December 31, 1999, and the results of its operations and changes in its cash flows for the period from April 2, 1999 (Inception) through December 31, 1999, in conformity with generally accepted accounting principles.

Janet Loss, C.P.A., P.C.



June 29, 2000
                               F1



              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                          BALANCE SHEET
                        DECEMBER 31, 1999

                             ASSETS


CURRENT ASSETS:

LICENSE RIGHTS                                     $     2,000

TOTAL ASSETS                                       $     2,000

              LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:


TOTAL CURRENT LIABILITIES                          $         0

STOCKHOLDERS EQUITY:

     COMMON STOCK, $0.001 PAR
     VALUE; 100,000,000 SHARES
     AUTHORIZED; 5,000,000 SHARES
     ISSUED AND OUTSTANDING                        $     2,500

     ADDITIONAL PAID-IN CAPITAL                            147

     DEFICIT                                             (647)

    TOTAL STOCKHOLDERS' EQUITY (DEFICT)                  2,000

TOTAL LIABILITIES AND  STOCKHOLDERS EQUITY           $  2,000







  The accompanying notes are an integral part of the financial statements.

                               F2
              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF OPERATIONS
  FOR THE PERIOD APRIL 2, 1999 (INCEPTION) THROUGH DECEMBER 31,
                              1999

REVENUES:                                        $         0

OPERATING EXPENSES:

  FEES                                           $       165
  TAXES AND LICENSES                                     320
  OFFICE EXPENSES                                        162

TOTAL OPERATING EXPENSES                                 647


   NET  (LOSS)                                   $      (647)


NET  (LOSS)  PER  SHARE  FOR  THE  PERIOD        $   (0.0002)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                          5,000,000
















  The accompanying notes are an integral part of the financial statements.



                               F3



              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

           STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
  FOR THE PERIOD APRIL 2, 1999 (INCEPTION) THROUGH DECEMBER 31,
                              1999


                                                    (Deficit)
                                                    Accumulat
                     Common  Common     Additional  During       Total
                     Stock   Stock      Paid-in     the          Stockholders
                     Number  of Amount  Capital     Development  Equity
                     Shares                         Stage

April 2, 1999
Issuance of
Common Stock for     500000  500        147         0            647
Cash


   Issuance of
   Common Stock
   For License       2000000 2,000      0           0            2,000
   Rights



   Issuance of
   Common Stock      2500000 0          0           0            0
   Reflecting 2-1
   forward split


   Deficit for the
   Period From
   December 31,
   1999 (Inception)   0      0          0           (647)        (647)
   Through December
   31, 1999



   Balance December  5000000 (647)      2,500        147           2,000
   31, 1999












  The accompanying notes are an integral part of the financial statements.


                               F4


              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF CASH FLOWS
 FOR THE PERIOD APRIL 2, 1999  (INCEPTION) THROUGH DECEMBER 31,
                              1999




CASH FLOWS FROM (TO) OPERATING
ACTIVITIES:

  NET INCOME (LOSS)                             $      (647)


CASH FLOWS FROM INVESTING ACTIVITIES:

  PURCHASE OF LICENSE RIGHTS                         (2,000)


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  ISSUANCE OF COMMON STOCKS                            2,647


INCREASE (DECREASE) IN CASH                                0

CASH, BEGINNING OF PERIOD                                  0

CASH,   END   OF   PERIOD                                  0









  The accompanying notes are an integral part of the financial statements.




                               F5


              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999

NOTE I  ORGANIZATION AND HISTORY

The Company is a Nevada Corporation and the Company has been in the development stage since its formation on April 2, 1999.

The Companys only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

On April 2, 1999, HOWARD LLEWELLEN ARGENTINA GROUP INC. issued 500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On April 28, 1999 HOWARD LLEWELLEN ARGENTINA GROUP INC. issued 2,000,000 shares of common stock in return for the water treatment rights for the state of Pennsylvania and the development of the business plan.

On November 24, 1999 all 2,500,000 shares of common stock of HOWARD LLEWELLEN ARGENTINA GROUP INC. were purchased by the present shareholders. They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares

NOTE II  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, cash on deposit, and  highly liquid investments with maturities generally of three
months  or  less.   At  December 31, 1999,  there  were  no  cash
equivalents.


                               F6


YEAR END

The Company has elected to have a fiscal year ended December 31.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.

NOTE III  RELATED PARTY TRANSACTIONS

The Company has entered into an agreement made effective April 5,
1999  with  David R. Mortenson & Associates (Grantor) to  receive
the   rights   to  distribute  the  products  developed   by   NW
Technologies, Inc.

The Company agrees to pay the Grantor the sum of $2,000 in the sum of 2,000,000 shares of common stock having a par value of $0.001 per share.

NOTE IV - SUBSEQUENT  EVENTS

In December, 1999 N.W. Technologies, Inc. unilaterally cancelled its contract with David Mortenson & Associates. Early in the year 2000 David Mortenson & Associates laid suit against N.W.
Technologies, Inc. in Harris County Court, Texas.

In the opinion of management, the Company has no direct or indirect interest in the Texas lawsuit

In a letter dated January 5, 2000 David Mortenson & Associates suspended all present and future payments under the License
Agreement until their dispute with N.W. Technologies is resolved.

On January 20, 2000 David Mortenson & Associates gave the Company a License to distribute vitamins, minerals, herbs and other health products and supplements through the Internet. The license calls for a 10% add-on for all products purchased and an annual $500 website maintenance fee. The effective date of the License Agreement was January 3, 2000.

David R. Mortenson is a principal in both David Mortenson &
Associates and Vitamineralherb.com. He is at arms length with the Company.




                               F7





              HOWARD LLEWELLEN ARGENTINA GROUP INC.









                  INTERIM FINANCIAL STATEMENTS

                       AS OF JUNE 30, 2000

                    (PREPARED BY MANAGEMENT)
              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                         BALANCE SHEETS
            AS AT JUNE 30, 2000 AND DECEMBER 31, 1999
                    (PREPARED BY MANAGEMENT)

                             ASSETS

                                       June 30, 2000    December31,1999
                                       Unaudited        Audited
CURRENT ASSETS:
  CASH                                 $621             $ 0

TOTAL CURRENT ASSETS                    621             0

OTHER ASSETS
  LICENSE RIGHTS                      2,000             2,000

TOTAL ASSETS                          2,621             2,000

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
     ACCOUNTS PAYABLE                     0             0
TOTAL CURRENT LIABILITIES                 0             0

STOCKHOLDERS EQUITY:
     COMMON STOCK $0.001 PAR
     VALUE; 100,000,000 SHARES
     AUTHORIZED AND  5,100,000
     (5,000,000) SHARES ISSUED
     AND OUTSTANDING                  2,600             2,500

     ADDITIONAL PAID-IN CAPITAL       13,047            147

     (DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE)           (13,026)          (647)

TOTAL STOCKHOLDERS' EQUITY            2,621             2,000

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY          $       2,621       $     2,000



              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF OPERATIONS
    FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND FOR THE PERIOD
         APRIL 2, 1999 (INCEPTION) TO DECEMBER, 31, 1999
                    (PREPARED BY MANAGEMENT)

                                      June 30, 2000  December 31, 1999
                                      Unaudited      Audited

REVENUES:                            $0             $0

OPERATING EXPENSES:


  TAXES AND LICENSES                   0              320
  OFFICE EXPENSES                      279            162
  LEGAL AND ACCOUNTING FEES            10,600         0
  FEES                                                165
  CONSULTING FEES                      1,500          0

TOTAL OPERATING EXPENSES               12,379         647

NET (LOSS) FOR THE PERIOD              (12,379)       (647)

 NET (LOSS) PER SHARE                $ (0.00)      $ (0.00)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING             5,100,000       5,000,000
















              HOWARD LLEWELLEN ARGENTINA GROUP INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF CASH FLOWS
     FOR THE SIX MONTHS ENDING JUNE 30, 2000 AND THE PERIOD
       APRIL 2, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999
                    (PREPARED BY MANAGEMENT)

                                May 31, 2000    December31, 1999
                                Unaudited       Audited

CASH FLOWS FROM (TO)
OPERATING ACTIVITIES:

  NET INCOME (LOSS)             (12,379)        (647)

CASH FLOWS FROM (TO)
INVESTING ACTIVITIES:

  PURCHASE OF LICENSE RIGHTS    0               (2,000)


CASH FLOWS FROM (TO)
FINANCING ACTIVITIES:

  ISSUANCE OF COMMON STOCKS      13,000         2,647

NET INCREASE (DECREASE) IN CASH  621            0

CASH, BEGINNING OF PERIOD        0              0

CASH, END OF PERIOD             $621           $0

















Changes in and disagreements with Accountants on accounting and financial disclosure

 None.


Part II--Information not required in Prospectus


Indemnification of directors and officers

Howard Llewellyn's Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of an employee benefit plan, or is or was serving at the request of as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Howard Llewellyn's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Howard Llewellyn. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
     (b)  unlawful distributions; or
     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The bylaws of Howard Llewellyn, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Howard Llewellyn, absent a finding of negligence or misconduct in office.

Howard Llewellyn's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Howard Llewellyn has the power to indemnify such person against liability for any of those acts.







Other expenses of issuance and distribution

The amounts set forth are estimates except for the SEC registration fee:



Amount

 SEC registration fee                          $   2.80
 Printing and engraving expenses               2,000.00
 Registration Statement fees and expenses      8,000.00
 Accountants' fees and expenses                1,500.00
 Transfer agent's and registrar's fees
 and expenses                                    500.00
 Miscellaneous                                   997.20

       Total                                 $13,000.00

The Registrant will bear all expenses shown above.


Recent sales of unregistered securities

On April 5, 1999, Howard Llewellen issued 500,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation. On April 28, 1999 Howard Llewellen issued 200,000 shares of common stock each to ten individuals for a total of 2,000,000 shares in return for the water treatment rights for the state of Florida and the development of the business plan.

On August 17, 1999, the Board of Directors an amendment to its Articles of Incorporation with the state of Nevada increasing the authorized capital to 100,000,000 shares of common stock.

On November 24, 1999 all 2,500,000 shares of common stock of Howard Llewellen were purchased by the present shareholders.
They immediately effected a two - to - one forward split for a total of 5,000,000 issued and outstanding shares.


Exhibits.

The following exhibits are filed as part of this Registration
Statement;

          Exhibit
          Number         Description

           3.1  Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           10.1 Distribution Agreement
           10.2 Assignment of License Agreement
           10.3 License Agreement-Water
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)


Undertakings

   The Registrant hereby undertakes that it will:

     (1)  File, during any period in which it offers or sells
          securities, a   post-effective amendment to this
          Registration Statement to:

               (i) Include any Prospectus required by section
          10(a)(3) of the Securities Act;
          (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post - effective amendment as a new Registration Statement of the securities offered, and the offering of the securities of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4)  Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such
          denominations and registered in   such names as
          required by the Underwriters to permit prompt delivery
          to   each purchaser.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a
          form of Prospectus as a new   Registration Statement
          for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.


Signatures

 In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 15, 2000.

Howard Llewellyn Argentina Group Inc.


By: /S/ Linden J. Soles
            Linden J. Soles, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Signature                      Title           Date

/S/ Linden J. Soles           President        07/15/00
    Linden J. Soles

/S/ Frederick W. Vanstone      Secretary/
                               Treasurer       07/15/00
    Frederick W. Vanstone

/S/ Jeffrey T. Reid            Vice President  07/15/00
    Jeffrey T. Reid








                           EXHIBIT 3.1






               RESTATED ARTICLES OF INCORPORATION





               RESTATED ARTICLES OF INCORPORATION
                               Of
              HOWARD LLEWELLEN ARGENTINA GROUP INC.
The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:
ARTICLE I
The name of the corporation is HOWARD LLEWELLEN ARGENTINA GROUP
INC.
ARTICLE II
The principal office of this corporation is to be at 21112 123RD Avenue, Maple Ridge, BC V2X 4B4 Canada. The Nevada Agency and Trust Company, 50 West Liberty Street #880, Reno, 89501, State of Nevada is hereby named as Resident Agent of this corporation..
ARTICLE III
The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:
A       To  conduct  any lawful business, to promote  any  lawful
purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.
B        To  purchase,  receive,  take by  grant,  gift,  devise,
bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.
C      To  engage  generally  in  the  real  estate  business  as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real
estate,   real  property,  lands,  multiple-dwelling  structures,
houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining
exploration   and   management  business  as  principal,   agent,
representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.
D        To  apply for, register, obtain, purchase, lease, take
licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses
and  immunities  in  respect  of,  manufacture  under  and   to
introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:
1. Inventions, devices, formulas, processes, improvements and modifications thereof;
2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of
America,   any   state   or  subdivision   thereof,   and   any
commonwealth,   territory,  possession,   dependency,   colony,
possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.
3. Franchises licenses, grants and concessions.
E   To  make,  enter into, perform and carry out  contracts  of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.
F      To  lend money in furtherance of its corporate  purposes
and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentality's thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.
G      To  borrow money without limit as to amount and at  such
rates  of  interest as it may determine; from time to  time  to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the
State  of  Nevada  and  by  the  Board  of  Directors  of   the
corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.
H      To be a promoter or manager of other corporations of any
type   or  kind;  and  to  participate  with  others   in   any
corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.
I      To promote and exercise all or any part of the foregoing
purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.
The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.
ARTICLE IV
The aggregate number of shares, which the corporation shall have authority to issue, is 100,000,000 shares of common stock with $0.001 par value each.
No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.
No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other
consideration  or as a share dividend or otherwise.   Any  such
securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.
ARTICLE V
Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
ARTICLE VI
The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one
(l), or more than five (5). The first board of directors shall be Two Members whose names and post office addresses are as follows:
Mr. John T. Bauska
2302 Hwy 2 East, Suite 4
Kalispell, Montana 59901

Mr. David R. Mortenson
P.O. Box 5034
Alvin, Texas 77512

ARTICLE VII

The initial number of stockholders will be two (2). Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

ARTICLE VIII

A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.
ARTICLE IX
This corporation is to have perpetual existence.
David R. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

___________________________________________


This ________ day of __________________, 19____.


Address:  21112 123rd Avenue
          Maple Ridge, BC V2X 4B4 Canada







                          EXHIBIT 3.2




                      RESTATED BYLAWS OF

             HOWARD LLEWELLEN ARGENTINA GROUP INC.
                      RESTATED BYLAWS OF

          HOWARD LLEWELLEN ARGENTINA GROUP INC. INC.



CONTENTS OF INITIAL BYLAWS

ARTICLE   PAGE

1.00 CORPORATE CHARTER AND BYLAWS
1.01 Corporate Charter Provisions                           4
1.02 Registered Agent or Office Requirement
of Filing Changes with Secretary of State                   4
1.03 Initial Business Office                                4
1.04 Amendment of Bylaws                                    4

2.00 DIRECTORS AND DIRECTORS' MEETINGS
2.01 Action Without Meeting                                 5
2.02 Telephone Meetings                                     5
2.03 Place of Meetings                                      5
2.04 Regular Meetings                                       5
2.05 Call of Special Meeting                                5
2.06 Quorum                                                 6
2.07 Adjournment Notice of Adjourned Meetings               6
2.08 Conduct of Meetings                                    6
2.09 Powers of the Board of Directors                       6
2.10 Board Committees Authority to Appoint                  7
2.11 Transactions with Interested Directors                 7
2.12 Number of Directors                                    7
2.13 Term of Office                                         7
2.14 Removal of Directors                                   8
2.15 Vacancies                                              8
2.15(a)Declaration of Vacancy                               8
2.15(b)Filling Vacancies by Directors                       8
2.15(c)Filling Vacancies by Shareholders                    8
2.16 Compensation                                           9
2.17 Indemnification of Directors and Officers              9
2.18 Insuring Directors, Officers, and Employees            9

3.00 SHAREHOLDERS' MEETINGS
3.01 Action Without Meeting                                 9
3.02 Telephone Meetings                                     10
3.03 Place of Meetings                                      10
3.04 Notice of Meetings                                     10
3.04 Voting List                                            10
3.05 Votes per Share                                        11
3.07 Cumulative Voting                                      11
3.08 Proxies                                                11
3.09 Quorum                                                 12
3.09(a)Quorum of Shareholders                               12
3.09(b)Adjourn for Lack or Loss of Quorum                   12
3.10 Voting  by Voice or Ballot                             12
3.11 Conduct of Meetings                                    12
3.12 Annual Meetings                                        12
3.13 Failure to Hold Annual Meeting                         13
3.14 Special Meetings                                       13

4.00 OFFICERS
4.01 Title and Appointment                                  13
4.01(a)   Chairman                                          13
4.01(b)   President                                         14
4.01(c)   Vice President                                    14
4.01(d)   Secretary                                         14
4.01(e)   Treasurer                                         15
4.01(f)   Assistant Secretary or
Assistant Treasurer                                         15
4.02 Removal and Resignation                                15
4.03 Vacancies                                              16
4.04 Compensation                                           16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
5.01 No Authority Absent Specific Authorization             16
5.02 Execution of Certain Instruments                       16

6.00 ISSUANCE AND TRANSFER OF SHARES
6.01 Classes and Series of Shares                           17
6.02 Certificates for Fully Paid Shares                     17
6.03 Consideration for Shares                               17
6.04 Replacement of Certificates                            17
6.05 Signing Certificates Facsimile Signatures              18
6.06 Transfer Agents and Registrars                         18
6.07 Conditions of Transfer                                 18
6.08 Reasonable Doubts as to Right to Transfer              18

7.00 CORPORATE RECORDS AND ADMINISTRATION
7.01 Minutes of Corporate Meetings                          18
7.02 Share Register                                         19
7.03 Corporate Seal                                         19
7.04 Books of Account                                       19
7.05 Inspection of Corporate Records                        20
7.06 Fiscal Year                                            20
7.07 Waiver of Notice                                       20

8.00 ADOPTION OF INITIAL BYLAWS

ARTICLE ONE - CORPORATE CHARTER AND BYLAWS

1.01 CORPORATE CHARTER PROVISIONS
The Corporation's Charter authorizes one hundred million (100,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICEBREQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
The address of the Registered Office provided in the Restated Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada, is: 50 West Liberty Street, Suite 880, Reno, Nevada 89501. The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: Nevada Agency and Trust Company. The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
The address of the initial principal business office of the Corporation is hereby established as: 2400 Loop 35 #1502, Alvin, Texas 77511.
The Corporation may have additional business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders' meeting following their adoption.

ARTICLE TWO DIRECTORS AND DIRECTORS' MEETINGS

2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual
Shareholders' meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
The presence throughout any Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10 BOARD COMMITTEESBAUTHORITY TO APPOINT
The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
Any  contract or other transaction between the Corporation  and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors' participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
The number of Directors of this Corporation shall be no more than five (5) or less than one (1). No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

2.15(a)   DECLARATION OF VACANCY
A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b)   FILLING VACANCIES BY DIRECTORS
Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

ARTICLE THREEBSHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS

Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
The President, the Secretary, or the officer or persons calling a Shareholders' Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
3.09(a)   QUORUM OF SHAREHOLDERS
As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum; other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
If, within any 13-month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
A  special Shareholders' meeting may be called at any time  by.
(a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

ARTICLE FOURBOFFICERS

4.01 TITLE AND APPOINTMENT
The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. One person may hold any two or more offices, including President and Secretary. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.01(a)   CHAIRMAN OF THE BOARD
The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.01(b)   PRESIDENT
Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.01(c)   VICE PRESIDENT
Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.01(d)   SECRETARY
The Secretary shall:
A. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
B. Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
C. Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
D. Be custodian of the Corporation's records and of any seal, which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
E. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(e)   TREASURER
The Treasurer shall:
F. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
G.    Receive, and give receipt for, monies due and payable  to
the Corporation.
H. Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
I. If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
J. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or
Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

ARTICLE FIVEBAUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it peculiarly liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.



6.07 CONDITIONS OF TRANSFER
The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE SEVENBCORPORATE RECORDS AND ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

  7.04  BOOKS OF ACCOUNT
  The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

  7.05 INSPECTION OF CORPORATE RECORDS
  A Director or Shareholder demanding to examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

  7.06 FISCAL YEAR
  The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

  7.07 WAIVER OF NOTICE
  Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

  ARTICLE EIGHT- ADOPTION OF INITIAL BYLAWS
  The  Board of Directors adopted the foregoing bylaws on  October
  6, 1999.

  /S/ John T. Bauska
  Director

  /S/ David R. Mortenson
  Director
  Attested to, and certified by:  /S/ David R. Mortenson,
  Secretary









                              EXHIBIT 5.1




                        OPINION AS TO LEGALITY
MapleRidge,BC

                         ARTHUR J. FROST, LTD.
                         Arthur J. Frost, Esq.
                       7549 W. Heatherbrae Drive
                        Phoenix, Arizona 85033
                            (623) 849-2050
                       (623) 873-1799 Facsimile
July 10, 2000


Howard Llewellyn Argentina Group Inc.
21112 123rd Avenue
Maple Ridge, BC V2X 4B4
CANADA

Re:  Howard Llewellyn Argentina Group Inc. Registration Statement on
Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Howard Llewellyn Argentina Group Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission(the (Commission") pursuant to the Securities Act of 1933 (the"Act"), relating to the public offering (the "Offering") of up to 1,000,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed

     (a)  the Registration Statement and the exhibits thereto;
     (b)  the Company's Articles of Incorporation;
     (c)  the Company's Bylaws;
     (d) certain records of the Company's corporate proceedings as reflected in its minute books; and
     (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable and were issued pursuant to Section 4 (2) of the Act.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

Arthur J. Frost Ltd.

/S/ Arthur J. Frost
     Arthur J. Frost







                             EXHIBIT 23.1






                    CONSENT OF INDEPENDENT AUDITORS







                             EXHIBIT 10.1




                        DISTRIBUTION  AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made and effective as of June 10, 1999 by and between Vitamineralherb.Com Inc., a Nevada Corporation ("Vita") and David R. Mortenson & Associates, a Texas general partnership (ADRM@), with reference to the following facts:

A. Vita is in the business of Internet marketing of private labeled vitamin, mineral and/or nutritional supplement products as well as other health and fitness (the AProducts@) to health practitioners and fitness practitioners.

B. Vita desires to increase its marketing exposure to health practitioners and fitness practitioners.

C. DRM desires to market the Products to various health and fitness practitioners in territories in which Vita does not currently market. The parties agree that DRM may expand the marketing of the Products by entering into sub-distribution agreements with other entities (the Sub-licensees).

NOW THEREFORE, for $10.00 and in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas web site to any customer of DRM or of Sub-licensee(s) (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vitas web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vitas web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

3. Labeling; Packaging; Shipping. DRMs or Sub-licensees customers shall use standard labels as specified by Vita. Vita agrees to insert each customers name and address on the standard labels in return for handling charges which shall be specified from time to time. Vita warrants that the standard labels shall contain all information necessary to conform to industry requirements.

4. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

5. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

6.   Web Site Maintenance; Fees.   Vita agrees to maintain a web site
  (the AWeb Site@) for sales of Product by DRM or its Sub-licensee(s). DRM agrees that all sales of Product made by DRM or its Sub-licensees will be accomplished through the Web Site. DRM further agrees that DRM shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site. DRM further agrees that the Sub-licensees shall each be obligated to pay $500 yearly to Vita, on the anniversary date(s) of the agreement(s) between Sub-licensee(s) and DRM, for maintenance of the Web Site.

7.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by DRM's or Sub-licensee's Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c) Joint Formulas. If Vita and Customer jointly create a formula ("Joint Formula"), such Joint Formula will be jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

8. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by DRM or Sub-licensee prior to delivery of Product for which a purchase order has been submitted, the terminating party shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vita=s legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

9. Override; Payment to DRM. All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved methods such as electronic funds transfer or debit card. DRM agrees that Vita shall retain a 10% override on all sales made through the Web Site by DRM or Sub-licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vita=s override, and remit the balance to DRM or Sub-licensee. Vita further agrees to provide DRM with a Monthly Sales Report of all sales made by DRM through the Web Site. After DRM has notified Vita of any grant of Sub-license to a territory, Vita will provide Sub-licensee(s) with a Monthly Sales Report of all sales made by Sub-licensee(s) in Sub-licensee(s) territory. Vita will deliver the printed breakdown by the tenth day of the month following such sales.

10. Trade Secrets. Vita and DRM and Sub-licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

11. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

12. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:






     If to Vitamineralherb.Com, Inc.
                                   Mr. D. R. Mortenson,
                                   President
                                   P. O. Box 2370
                                   Alvin TX 77512-2370

     If to David R. Mortenson & Associates:
                                   Mr. David R. Mortenson
                                   P. O. Box 5034
                                   Alvin TX 77512-5034
                                   Fax: (281)388-1047

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

VITAMINERALHERB.COM INC.
a Nevada corporation

By:
     David R. Mortenson, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner
                               EXHIBIT A
                        PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:
Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________
                               EXHIBIT B
                     DISPUTE RESOLUTION AGREEMENT
     THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution
Agreement") is entered into and effective as of December 24, 1999 by and between Vitamineralherb.com Inc., a Nevada corporation, and David
R. Mortenson & Associates, a Texas general partnership.
1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated June 9, 1999 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:
      A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.
     B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty
          (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at IFM's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation
          (as provided below) by written notice to the other party.
3. MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge William Yale, former Presiding Judge of the San Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
1.
     4. FINAL AND BINDING ARBITRATION. Should any Dispute (or pan thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego, California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
     A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
     B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.
     C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the requirement of California Civil Code Section 1281.8. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).
     D. Attorney's Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.
     E. Scope of Arbitration; Limitation on Powers of Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation.
          The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement.
          The arbitrator(s) shall apply the law of the State of California (excluding California's conflict of law rules), or federal law, in those instances in which federal law applies.
     F. Designation of Witnesses/Exhibits; Duration of Arbitration Process; Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days of the selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.
5.   MISCELLANEOUS
     A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B. Severability. Should any portion of this Dispute Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution
          Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.
     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.
     D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year
          Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.
     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.
     F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute
          Resolution Agreement (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of San Diego, California or the federal court for the Southern District of California.
     H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify).
          Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          Vitameneralherb.com Inc.:     Vitamineralherb.Com Inc
                                        D. R. Mortenson, President
                                        P.O. Box 2370
                                        Alvin TX 77512-2370

          David R. Mortenson & Assoc.:  David R. Mortenson, Gen.
                                        Partner
                                        P. O. Box 5034
                                        Alvin, Texas 77512-5034

     I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.

IN WITNESS WHEREOF, the parties have entered into this Dispute
Resolution Agreement as of the date first above written.

Vitamineralherb.com Inc.      David R. Mortenson & Associates
a Nevada corporation          a Texas General Partnership

By:                           By:
Title:President               Title: General Partner









                             EXHIBIT 10.2



                        ASSIGNMENT OF AGREEMENT




                          LICENSE  AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and effective as of January 3, 2000 by and between David R. Mortenson & Associates, a Texas general partnership (DRM), and Howard Llewellen Argentina Group Inc., a Nevada corporation (Licensee, with reference to the following facts:

1. On April 5, 1999, DRM and Licensee entered into an agreement granting Licensee certain rights for the use of DRM's oxygen-enriched water product (the "Water Rights"). In consideration therefor, Licensee issued DRM 2,000,000 shares of Licensee's common stock (the "Shares". Subsequent to the grant of the Water Rights, the underlying contract granting DRM the rights to the technology to produce the oxygen-enriched water came into dispute. In order to enable Licensee to conduct a business and to preserve the value of the Shares, DRM desires to grant additional rights to Licensee which are not in dispute.

2. DRM is the holder of certain rights to an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the "Products") pursuant to an agreement between Vitamineralherb.com Corp. ("vita"), a Nevada corporation, appended hereto as Exhibit C, which rights include the right to grant licenses for use of the system in various territories.

3. Licensee desires to market the Products to various health and fitness practitioners in the Territory, as hereinafter defined.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vita's web site to any of Licensee's customers ("Customer(s)"). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the first Product(s) to be ordered through Vita's web site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any new Product ordered through Vita by DRM or by Sub-licensee(s) or Customers. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2. Grant of License; Territory. Territory shall be the Canadian Provinces of Saskatchewan and Manitoba. DRM grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3. Manufacture of Products. Vitamin, mineral and/or nutritional supplement Products marketed through Vita's web site shall be products manufactured by FDA approved manufacturers which shall manufacture, package and prepare the Products for shipment in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

4. Labeling; Packaging; Shipping. Customers shall use standard labels as specified by Vita. Upon request by Customer, Customer's name and address will be inserted on the standard labels in return for handling charges which shall be specified from time to time. Standard labels shall contain all information necessary to conform to industry requirements.

5. Products and Pricing. The pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time. Terms are payment by credit card or electronic funds transfer at time of purchase. Unless otherwise specified on Exhibit A, the lead time from receipt of payment to delivery is 4-6 weeks.

6. Minimum Purchases for Vitamin, Mineral, and/or Nutritional Supplements. The minimum purchase order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units unless and until such Customer Formula shall have been added to the standard Products.

7. Web Site Maintenance; Fees. Licensee agrees that all sales of Product to Customers will be accomplished through the Vita Web Site (the "Web Site"). Licensee further agrees that Licensee shall pay to Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web site.

8.   Nature of Relationship.

          (a) This Agreement does not constitute nor empower the Licensee as the agent or legal representative of the Company for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

9.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by Licensee's Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a
          formula ("Joint     Formula"), such Joint Formula will be
          jointly owned by the parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

10. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of termination which shall be effective upon receipt. In the event of termination by Licensee prior to delivery of Product for which a purchase order has been submitted, Licensee shall reimburse Vita for the cost of all Product and return of any boxes and labels. In no event shall reimbursement of these amounts limit Vita's legal right to seek compensation for the amount of its profit or any other damages accrued under any canceled purchase order. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

11.  Override; Payment to Licensee.  All purchases shall be made through the Web Site, and payments shall be made by credit card or other approved method of payment, such as be electronic funds transfer or debit card. Licensee agrees that Vita shall retain a 10% override on all sales made through the Web Site by Licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vita's override, and remit the balance to Licensee. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee
  through the Web Site.   Vita will deliver the printed breakdown by the
  tenth day of the month following such sales.

12. Trade Secrets. Vita and DRM and Licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

13. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any dispute arising under this Agreement shall be resolved pursuant to the terms of the Dispute Resolution Agreement attached hereto as Exhibit B.

14. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. J. P. Beehner
                                        3030 FM 518 Apt 221
                                        Pearland TX 77584-7817

     If to David R. Mortenson & Associates:
                                        Mr. David R.Mortenson
                                        P. O. Box 5034
                                        Alvin TX 77512-5034
                                        Fax: (281)388-1047

     If to Licensee:  Howard Llewellen
                      Argentina Group Inc.
                                        21112 123rd Avenue
                                        Maple Ridge, B.C. V2X 4B4
                                        Canada
                                        Fax: 604-467-7982

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.





IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HOWARD LLEWELLEN ARGENTINA GROUP INC.
a Nevada corporation


By:
     Linden J. Soles, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner








                               EXHIBIT A
                        PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.
Short Product Name: _____________________________
Exact Product Ingredients and Percentages:

Other Product Specifications:
Color: ___________ Tablet Type: ____________
Consistency:______________
Weight: _______ Bottle Size/Color:____________ Bottle Count:
___________
Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____
Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.
Labels: Labels and/or boxes to be provided by Customer [identify any size] _________
Labels/Boxes to be Received by [date] _____ to ensure timely delivery Master Pack/Wrapping/Palleting Requirements (if any):_________________________
Ship to Address: _________________________________________________
Order Quantity: (minimum 5,000 BOTTLES): ________
Price: _____________ FOB IFM's facility in San Diego, CA.
Delivery Dates(s): _______________________________________
Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified
_________________________
Purchase Order Number: ________________
Date of Purchase Order: ________________






                                EXHIBIT B
                     DISPUTE RESOLUTION AGREEMENT
     THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution
Agreement") is entered into and effective as of January 3, 2000 by and between David R. Mortenson & Associates, a Texas general partnership, and Howard Llewellen Argentina Group Inc., a Nevada corporation.
1 INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated January 3, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").
2 NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:
      A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.
     B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty
          (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at DRM's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation
          (as provided below) by written notice to the other party.
3. MEDIATION. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be conducted by retired Judge William Yale, former Presiding Judge of the San
     Diego Superior Court, who now acts as a full-time, highly respected mediator. The mediation shall be held in San Diego, California. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute
     (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.
1.
  4. FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in San Diego, California. The arbitration shall be governed by the provisions of the California Code of Civil Procedure ("CCP"), and the following provisions, which shall supersede the CCP in the event of any inconsistency:
     A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.
     B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.
     C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. In so doing, such party shall not be required to meet the requirement of California Civil
          Code Section 1281.8. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).
     D. Attorney's Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.
          E.   Scope of Arbitration; Limitation on Powers of
          Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of California (excluding California's conflict of law rules), or federal law, in those instances in which federal law applies.
     F.   Designation of Witnesses/Exhibits; Duration of
          Arbitration Process; Written Decision. At least thirty
          (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days of the selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.
5.   MISCELLANEOUS
     A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.
     B.   Severability. Should any portion of this Dispute
          Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.
     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.
     D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations").
          No Dispute may be raised under this Dispute Resolution
          Agreement after the expiration of the One Year Statute of Limitations.
     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution
          Agreement may only be modified in a writing signed by both parties.

     F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.
     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by
          Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of San Diego, California or the federal court for the Southern District of California.
     H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          David R. Mortenson & Assoc.:  David R. Mortenson,
                                        Gen. Partner
                                        P. O. Box 5034
                                        Alvin, Texas 77512-5034
                                        Fax:     281-388-1047
                                        Phone: 281-331-5580

          Howard Llewellen Argentina Group Inc.:
                                        Linden J.Soles
                                        21112 123rd Avenue
                                        Maple Ridge, BC V2X 4B4
                                        Canada
                                        Fax:   604-467-7982
                                        Phone: 604-467-9116

     I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the California Code of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.
     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.



Howard Llewellen Argentina Group Inc.        David R. Mortenson & Associates
a Nevada corporation                         a Texas General Partnership



By:_________________________                  By:__________________________
   Linden J. Soles, President                 David R. Mortenson,
                                              General Partner







                          EXHIBIT 10.3




                    LICENSE AGREEMENT - WATER







                         LICENSE AGREEMENT


   This agreement ("Agreement") made and entered into effective April 5, 1999 ("Effective Date") by and between David R. Mortenson & Associates, having their principal place of business at P.O. Box 5034, Alvin, Brazoria County, Texas, U.S.A., ("Grantor") and Howard Llewellen Argentina Group Inc. (ALicensee@), a Nevada Corporation whose registered office is at 50 West Liberty Street, Suite 880, Reno, Nevada 89501;

                      W I T N E S S E T H:

   WHEREAS, Grantor has certain rights as evidenced by the attached Distribution Agreement (the ADistribution Agreement@) to Products developed by NW Technologies, Inc. (ANWT@), a Texas corporation with its principal offices at 5817 Centralcrest, Houston, Texas 77092, which company has developed proprietary know-how in the Products, including Products covered by one or more US Patents that have been licensed to NWT, and other Products (as hereinafter defined); and

   WHEREAS,  NWT  has  proprietary  rights  to  trade  dress  and trademarks for the brand name "Natures' Way" and "The Environmental Solution", and other trademarks and trade dress as may be revealed to Licensee from time to time, collectively referred to as AMarks@; and

   WHEREAS   Grantor   is  under  obligation  to   maintain   the
proprietary rights of NWT to the Marks and to protect NWT=s proprietary know-how, as outlined in the Distribution Agreement;
and

   WHEREAS, NWT and Grantor desire to have the Products marketed by the Licensee, under the Licensee=s own private label, in the Territory (as hereinafter defined); and

   WHEREAS, Licensee desires to market the Products in the Territory and hereby acknowledges NWT=s exclusive ownership of all of the Marks;

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, Grantor and Licensee agree as follows:

                           ARTICLE I
                 GRANT, TERRITORY AND PRODUCTS

   1.01 Grant and Territory. (a) Grantor hereby designates Licensee as a Private Label distributor for the marketing of the Products in the market(s) and geographic area(s) set forth in Exhibit "A" hereto, ("Territory"). Licensee hereby accepts the designation as a distributor on the terms and subject to the conditions contained herein.

        (b) Licensee hereby agrees that it will make no use of any present or future Marks of NWT, or of any marks that would cause confusion with the general public, for any reason without specific written approval of NWT. Upon termination of this Agreement for any reason Licensee agrees to cease immediately all use and display of NWTs trademarks, service marks and trade names (the Marks) if any permission to use the Marks has been granted.

   1.02  Products.     (a)  The term "Product(s)" as used  herein
shall mean only those  Products as defined in Exhibit "B" hereto.

                  (b) Affiliated Persons shall mean officers, employees, sales representatives, consultants or other employees or non-employees to whom Licensee grants authority to represent the Products.

                  (c)  Licensees owned label, (Private Label),
shall mean that the Product(s) shall be packaged by Licensee utilizing a label on the packages of the Licensees own design and invention. Since Licensees intended uses of the Product are outside the scope of the expertise of Grantor or its personnel, Grantor will not be required to furnish label detail to Licensee.

   1.03 Compensation: Distributor agrees to pay Grantor the sum of $2,000 in the form of 2,000,000 shares of Distributors common stock having a par value of $0.001 each (the Shares), and to issue as of the date of execution of the Subscription Agreements therefor certificates to the members of Grantors Association in the amounts set forth in the schedule attached hereto as Exhibit F. Grantor warrants that each of the members of the Association are Aaccredited investors@ as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Distributor agrees to file a notice of sale of the Shares pursuant to Rule 504 on Form D with the U.S. Securities & Exchange Commission.


                           ARTICLE II
        DURATION, TERMINATION AND NATURE OF RELATIONSHIP

   2.01 Duration. The term of this Agreement shall be three (3) years from the Effective Date unless terminated earlier as herein provided. This Agreement may be renewed by Licensee for additional three (3) year periods if no event of default exists and all other provisions of this Agreement are in full force and effect.

   2.02     Termination.   (a)  This Agreement may be  terminated
by Grantor for cause upon the giving of notice as herein provided.

   (b) Termination for Cause. In the event that Licensee shall file a voluntary petition in bankruptcy or for reorganization of indebtedness, or that Licensee should, for a period of more than ninety days be the subject of an involuntary bankruptcy proceeding or receivership over all or substantially all of Licensee=s assets, or that Licensee or any Officer or Director of Licensee should be found guilty of a felony or a crime involving moral turpitude, or that Licensee shall, with knowledge and deliberation, breach any provision of this Agreement, then Company may immediately, upon delivery of written notice to Licensee, terminate this Agreement. Cause shall also include the violation by Licensee of any of the provisions, purchase requirements, or monetary requirements of this Agreement (AEvents of Default@).

   (c)   Licensee   will  be  allowed  30  days   after   written
notification of an Event of Default to correct the violation, except for monetary provisions which will not be granted a grace period by Grantor.

   (d) Termination of this Agreement shall not release Licensee or Grantor from the obligations of either party contained herein.

   (e) Termination of this Agreement cancels any rights granted to Licensee herein.

    2.02  Nature of Relationship.  (a)   This Agreement does  not
constitute  nor  empower  the Licensee  as  the  agent  or  legal
representative  of Grantor for any purpose whatsoever.   Licensee
is and will continue to be an independent contractor.

        (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule:
Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation;

        (c) Licensee shall not repackage or re-label Products for any reason, except as may be allowed in any licensing agreement issued by Grantor, without prior written authorization from Grantor. Notwithstanding the provisions of this paragraph 2.03(c) it is understood by Company that Licensee will repackage Product and apply Licensees own label to the containers. The purpose of this section is to assure that Licensee will not re-label any Product incorrectly whereby the public would be confused with the recommended use of the Product.

        (d) Licensee declares that it will not sell or offer for sale the product Biocatalyst for use in applications involving bioremediation of hydrocarbons or where microbes are used, enhanced or suggested for use without specific written authorization from Grantor. The language herein is not intended to prohibit the Licensees use of the Product for that purpose in remediation of sewage or waste water, whether in septic tanks or waste water treatment facilities and the like, nor to prohibit Licensees use of the Product in pond remediation, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee acknowledges that its intended use of the product ABiocatalyst@ for remediation of sewage or waste water, exclusive of remediation of petroleum-based hydrocarbon contamination has not been specifically tested by Grantor and as a consequence of this is not included as a recommended use of the product Biocatalyst by Grantor or NWT. Notwithstanding the foregoing, both parties acknowledge that in bioremediation, Biocatalyst is specifically used to enhance the growth of microbes in soils, particularly at depths where oxygen exchange is limited.

                          ARTICLE III
            CONFIDENTIALITY, INDEMNITY AND REMEDIES

   3.01 Confidential Information. (a) Licensee acknowledges that in performing its obligations hereunder it will have access to confidential information and trade secrets of NWT and Grantor not generally known to the public ("Confidential Information") and Licensee is obligated to maintain the confidentiality of the Confidential Information on its own behalf and on behalf of its "Affiliated Persons" to whom Confidential Information is disclosed. For the term of this Agreement and for a period of 5 years after cancellation hereof Licensee and its Affiliated Persons will treat all Confidential Information in a confidential manner.

   (b) Licensee agrees that it will not analyze or otherwise test, or submit to anyone else for analysis or testing (chemically or otherwise) any Product unless approved in writing by Grantor and NWT and unless NWT and Grantor are directly involved in the testing. NWT and Grantor grant the Licensee hereunder the right to have the Product tested for the presence of oxygen, pathogens or other non-desirable components. Grantor makes no warranty as to the content of the product.

   (c) Licensee agrees to sign and to have its affiliated persons sign confidentiality agreements in the same form as contained herein or as approved by Grantor.

   3.02 Non-competition. Licensee agrees that the relationship between Licensee and Grantor is of a special nature and further agrees on its own behalf and on behalf of its Affiliated Persons that during the term of this Agreement and for a period of twelve
(12) months from and after the termination of this Agreement that Licensee and its Affiliated Persons will not engage or hold any interest, directly or indirectly, in any enterprise engaged in the manufacture, sale or distribution of products of the type manufactured, sold or distributed by Grantor as of the date this Agreement is terminated.

   3.03 Remedies. Licensee agrees that Grantor shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Licensee from any actual or threatened breach of the provisions contained herein.

   3.04 Indemnity of Licensee and Grantor. Licensee and Grantor shall indemnify the other and hold them harmless from and against any and all claims, losses, costs, expenses and liabilities of any kind, including without limitation court costs and reasonable attorneys' fees, suffered or incurred by any of them on account of, related to, or arising out of the conduct of the Licensee's or Grantor's business as the case may be.

                           ARTICLE IV
               GRANTOR'S OBLIGATIONS TO LICENSEE
   4.01 License to Produce. Grantor agrees to grant to Licensee a non-exclusive license to manufacture the product ABiocatalyst@ upon the following terms and conditions:
   (a) License. After the Licensee has purchased a minimum of 5,000 gallons of Product each month for a minimum period of six
(6) consecutive months a license will be granted to Licensee to produce the product in a location to be named by Licensee and approved by Company with methods of production and security measures as approved by Company. However, if after the effective date hereof, Licensee, his successors or permitted assigns, can demonstrate to Grantor=s satisfaction the financial capability of Licensee, his permitted successors or assigns, then upon a payment of a one time fee of $25,000.00 the provisions of this section will be deemed by Company to have been fulfilled and the referenced License to Produce will be granted by Company.
   (b) The ingredient Biomas as used in the Product will be supplied by Grantor upon terms, conditions and pricing that may be stated to Licensee by Grantor at the time of issue of the subject License to Produce.
   (c) Royalty and Expense. At the time of issuance of the subject License to Produce a one-time payment of $10,000.00 will be made to Grantor by Licensee to reimburse Grantor for unspecified expenses. A monthly royalty of 8% (eight percent) of gross sales of Licensee will be paid by Licensee to Grantor within 20 days of the end of each month.
   (d) Minimum Royalties. The minimum annual royalties to be paid by Licensee hereunder, commencing with the granting of a License to Produce from Grantor to Licensee will be $20,000.00. The minimum annual royalties to be paid hereunder are non-accumulative.
   4.02 Personnel. Grantor agrees to make available to Licensee Grantor's trained technical personnel for consultation from time to time, if Licensee so requests in writing. Such consultation may be by telephone or in person. If Licensee requires the personal assistance of on site technical personnel, then Licensee will pay actual travel and living expenses for such personnel as agreed between Grantor and Licensee and an additional fee (per diem) of $300.00 per day for each technical person requested.
                           ARTICLE V
               LICENSEE'S OBLIGATIONS TO GRANTOR
   5.01 Develop Territory. Licensee agrees to (i) use its best efforts to market the Product in specified markets throughout the Territory, (ii) devote such time and effort as may be necessary to do so, (iii) retain and train sufficient staff that is knowledgeable in the sale and use of the Products, and (iv) maintain facilities sufficient to market, sell, and distribute the Products.
   5.02 Business Records. Licensee agrees to maintain reasonably detailed and accurate records relating to the use of the Products and to furnish to Grantor a detailed copy of all sales records, invoice copies, copies of all testimonial letters, product usage data and other records and reports relating to the sale and use of the Products within the Territory (the ABusiness Records@) upon request in writing by Grantor.
   5.03 Compliance with Laws. Licensee agrees, on its behalf and on behalf of its "Affiliated Persons" not to perform any acts or transactions which would place Grantor or Licensee in violation of domestic, foreign, or international laws, rules or regula tions.
   5.04 Information Regarding Use of Product. Licensee agrees to forward to Grantor any and all information, including written, digital, or pictorial pertaining to the use and distribution of the Products as such information becomes known to Licensee.
   5.05 Inventories. Licensee agrees to maintain adequate inventories of Products in the Territory to service customers needs.
                           ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF LICENSEE
   6.01  Organization.   Licensee  represents  and  warrants   to
Grantor that Licensee has the authority to enter into this Agreement and to perform its obligations hereunder.
   6.02 No Defaults. Licensee represents and warrants to Grantor that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will conflict with or result in a breach or violation of any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Licensee is a party or to which Licensee is subject.

                          ARTICLE VII
                         TERMS OF SALE
   7.01 Standard Terms and Warranties. SINCE THE USE OF THE PRODUCTS ARE BEYOND THE CONTROL OF GRANTOR THE PRODUCTS ARE SOLD "AS IS", "WHERE IS", WITH NO WARRANTIES, EXPRESS OR IMPLIED. GRANTOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR THEIR PERFORMANCE OR AS TO SERVICE, TO LICENSEE OR ANY OTHER PERSON. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO LICENSEE OR TO ANY OTHER PERSON ARE HEREBY DISCLAIMED. IN NO EVENT SHALL GRANTOR BE LIABLE TO LICENSEE OR ANY PERSON FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE LIABILITY OF GRANTOR, IF ANY, FOR DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT UNDER ANY LEGAL OR EQUITABLE THEORY SHALL BE LIMITED TO THE ACTUAL PRICE PAID FOR SUCH PRODUCT. Grantor may change the limited warranty contained in this Section 7.01 at any time.
   7.02  Placement of Orders and Shipping  Terms.             All
shipments of Product shall be FOB Grantor's plant, Houston, Texas, unless specifically agreed otherwise and all shipments will be made by common carrier in accordance with regulations relating thereto and delivery is not guaranteed by Grantor at or to the destination. Grantor is not responsible for claims for shortages or damage in transit; such claims must be made by the Licensee against the carrier. All orders shall be placed with Grantor in writing upon forms approved by Grantor and Licensee shall verify the accuracy of the order. Grantor has the right to accept or reject any order, and the terms and conditions thereof, if the Licensee is in default with any of the requirements or conditions of this Agreement.
   7.03  Claims  of  Faulty  Products.   Any  claims  for  faulty
Products shall be governed by the Uniform Commercial Code of Texas, USA unless stated otherwise in this Agreement.
   7.04 Title and Risk of Loss. Products sold to Licensee shall become the property of Licensee and title and risk of loss shall pass to Licensee at the time of delivery of the Products to a carrier for shipment to Licensee or Licensee customer, subject, however, to a security interest which Grantor hereby reserves in the Products until payment for the Products is received by Grantor.

   7.05 Payment Terms. Licensee shall make payment to Grantor in U.S. dollars to Grantor for all materials ordered under this Agreement at the address set forth herein, and upon the terms and manner of payment as shown on the Price List of Grantor as amended from time to time.

   7.06 Credit Sales. Licensee and Grantor both acknowledge and agree that if any sale on credit is permitted hereunder Grantor hereby retains a security interest in and lien upon the Products so sold until payment in full is received by Grantor.

   7.07 Insurance. Licensee shall secure and maintain insurance on its inventory of Products purchased on credit in the U.S. dollar amount at least equal to the amount owing to Grantor by Licensee. Such insurance coverage shall list Grantor as an additional insured party.

   7.08 Prices. Licensee's price from Grantor for Products and printed matter shall be as set forth in Grantor's current published pricing schedule. This pricing is subject to change from time to time upon written notice transmitted by facsimile, or US Mail, by Grantor to Licensee not less than ten (10) days in advance of any price changes. Prices for Product by Grantor to Licensee shall be as shown on Exhibit AB attached hereto.

   7.09 Printed Matter. Licensee is prohibited from producing and distributing his own literature, or from any action that would give the impression directly or indirectly, to others that Product and/or the AMarks@ are the property of Licensee.

   7.10 Biomas Supply. At the time that an Agreement allowing the Licensee to produce the Product as allowed by the terms and conditions stated in this Agreement the formulae and processes for the production of the raw material Biomas will be placed with an escrow agent acceptable to both Licensee and Grantor. If Grantor is not able to supply Biomas in quantities sufficient to meet Licensee needs for production of Product, and the non-supply condition continues for a period of 90 (ninety) days, then Licensee will be allowed to produce Biomas in accordance with a non-exclusive License to Produce to be issued by Grantor in accordance with the License form deposited with the formulae and processes with the approved escrow agent.

                          ARTICLE VIII
                    MISCELLANEOUS CONDITIONS

   8.01 Governing Law. This Agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas. Further, the parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the federal courts sitting in Harris County, Texas, for any action or proceeding arising out of or relating hereto.

   8.02 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified United States mail, return receipt requested to the other party at the address specified in the first paragraph of this Agreement. The address of either party specified above may be changed by a notice given by such party to the other party in accordance with this Section 8.02.

   8.03   Excuse  of  Performance.    Grantors  and   Licensees
performance (other than Licensees obligation to pay for Products or other fees or monetary obligations in accordance herewith, which shall not be excused) hereunder shall be excused if (but only for so long as) any of the following conditions or events occur and are continuing: Labor conflicts, strikes, lock-outs, fires, explosions, war, civil disturbances, unforeseen military action, governmental action, requisitions or seizures, delays of subcontractors or vendors, unavailability of raw materials or transport facilities, acts of God or nature, or any other condition or event which is beyond the reasonable control of Grantor or Licensee, as the case may be.

    8.04 Entire Agreement. This Agreement, the Exhibits hereto and any confidentiality agreement and subdistribution agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing referring to this agreement and signed by the parties hereto. Grantor and the Licensee agree that this agreement supersedes all prior agreements written or oral.

   8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

   8.06 No Waiver. No failure or delay by any party hereto in exercising any right, in whole or in part, power or privilege hereunder shall operate as a waiver thereof.

   8.07 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto specifically referencing this Agreement.

   8.08 Severability. Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement.

   8.09 Binding on Successors; Assignment. This Agreement is binding on, and shall inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement and any rights or duties hereunder may not be assigned by Licensee, whether such assignment occurs by merger, consolidation, sale, lease, other disposition of or any other business combination of Licensee, without the prior written consent of Grantor. Grantor may assign its rights hereunder to any person provided that such person, either expressly or by operation of law, assumes Grantor=s obligations hereunder. The above notwithstanding, Grantor understands that Licensee is, as of the effective date hereof, negotiating with several companies for the purpose of entering into a merger, joint venture, or marketing arrangement specifically for the purpose of marketing or financing Licensee=s efforts in marketing of the Product. Grantor agrees that as long as the requirements of this Agreement are fulfilled that Grantor will not unreasonably deny a request to allow Licensee to enter into the contemplated agreement.

   8.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.


HOWARD LLEWELLEN                      DAVID R.MORTENSON &
ARGENTINA GROUP INC.                  ASSOCIATES



BY:_____________________              BY:_________________________

TITLE: _________________
DATE: __________________              DATE: __________________









                           EXHIBIT "A"
                           TERRITORY

Geographic Area:
Exclusive Private Label License for the state of Pennsylvania for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee may not make any use of Grantor=s or NWT=s marks, name, or make any reference to NW Technologies, Inc. in labeling, packaging, or advertising materials of any kind. Grantor agrees to inform by letter all existing Licensees that exclusive marketing, distributing, and production rights have been granted to the Licensee, and to upon request, furnish copies of such letters to the Licensee. Grantor agrees to exclude the above-mentioned rights from future contracts it may issue to other Licensees.
Licensees Obligations to Grantor: Licensee agrees to minimum purchase requirements as shown in Exhibit C.


                            EXHIBIT B
               Products Included in This Agreement

The product Biocatalyst is the only product included in this Agreement subject to provisions of the Agreement.
The product Biomas in included herein only if a license to product the Product is granted to Licensee in accordance with the terms and conditions contained herein.
Prices: The initial price to Licensee for the Product Biocatalyst is $2.00 per gallon in 2,000 gallon quantities to be packaged in a bulk container furnished by Licensee. The suitability of the bulk container to receive and transport the Product is, and will remain, the responsibility of Licensee.

                          EXHIBIT "C"


                      PURCHASE OBLIGATIONS


               1ST 6 months             $50,000.00
               2ND 6 months             $75,000.00
               2nd  Year               $175,000.00


   Notwithstanding the above, if Licensee shall have purchased the right to produce as outlined in Section 4.01 of this Agreement, Licensee shall have no purchase requirement.
                         EXHIBIT "D"

                        PAYMENT TERMS



The payment terms relating to this Agreement are cash in advance.
                         EXHIBIT E

                  CONFIDENTIALITY AGREEMENT
                         WITNESSETH:

This Agreement by and between NW Technologies, Inc., a Texas corporation with its principal offices located at 5817 Centralcrest, Houston, Harris County, Texas 77092 (herein
NWT), David R. Mortenson & Associates, with its principal office located at P.O. Box 5034, Alvin, Brazoria County,
Texas   77512   (herein  Mortenson),  jointly  hereinafter
referred to as Discloser; and Howard Llewellen Argentina Group Inc., a Nevada corporation with principal offices at 21112 123RD Avenue, Maple Ridge, BC V2X 4B4 Canada (herein
Disclosee)  is  made and entered into  this  2nd   day  of
April, 1999.
    WHEREAS, NWT has developed proprietary know-how in its products marketed under the trade name "Natures' Way" and ABiocatalyst@; and other trade names from time to time, and;
    WHEREAS, NWT has proprietary rights to trade dress, trademarks, and designs for the brand name "Natures' Way", ABiocatalyst@, "The Environmental Solution", manufacturing processes and procedures, application processes and procedures, and;
    WHEREAS, NWT has entered into an exclusive marketing agreement with Mortenson to market its product Biocatalyst under his own brand names, including among others, OxyMax,
AO-Max,   AO2Max,   Oxy-Ice,   AO-Gel,   O2Gel    for
agricultural use;
    NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Discloser and Disclosee agree as follows:
    1.0 ANALYSIS OF SAMPLES OR PRODUCT: Parties hereto agree that Disclosee will not analyze (chemically or otherwise) or cause to be analyzed any of NWTs BioCatalyst product, except as specifically required by state or federal statute, regulation, common law, or court order. No such analysis of Biocatalyst shall be made without 10 days' advance written notice to NWT, and NWT shall be responsible for and pay for any deviation from the testing protocol that may be required by NWT.
    2.0 CONFIDENTIALITY OF INFORMATION: Parties hereto acknowledge that they will have access to confidential, specialized, and proprietary information and trade secrets of NWT not generally known to the public which are the proprietary information of NWT. Parties hereto agree that the Confidential Information revealed to them is a valuable proprietary interest of NWT and that they are obligated to maintain the confidentiality of the Confidential Information so revealed. The Parties hereto agree that they will not disclose or authorize any other person to disclose, publish, disseminate or use the Confidential Information, and will treat all Confidential Information in a confidential manner. The Parties hereto acknowledge that NWT would be irreparably harmed by the unauthorized use of the Confidential Information herein referred to.
    3.0 GOVERNING LAW: This agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas.
    4.0 ENTIRE AGREEMENT: This agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing signed by the parties hereto.
    5.0 NO WAIVER: No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any right, power or privilege.
    6.0 AMENDMENT: This Confidentiality Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto.
    7.0 SEVERABILITY: Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement or in any other jurisdiction.
    8.0 ATTORNEYS' FEES: If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.


NW TECHNOLOGIES, INC.        HOWARD LLEWELLEN ARGENTINA
                             GROUP INC.


BY:                          BY:
    C.E. Kaiser,Chairman     President

DATE:

DAVID R. MORTENSON & ASSOCIATES



By: ______________________________
      David R. Mortenson




                          EXHIBIT F
                 SHARE DISTRIBUTION SCHEDULE



 Member	               Address	               SSN	         No. of Shares
                                                           to be issued
 David R. Mortenson	   P.O. Box 5034
                       Alvin TX 77512-5034    ###-##-####	 200,000
 Terry Fowler	         545 Teal Dr
                       Dickinson TX 77539     ###-##-####	 200,000
 Joshua J. Mortenson	  808 Cemetery Rd
                       Alvin TX 77511	        ###-##-####	 200,000
 Laurent R. Barbudaux	 735 International
                       Blvd #111 Houston
                       TX 77024	              ###-##-####	 200,000
 Marie M. Charles	     P. O. Box 34830
                       Houston TX 77034       ###-##-####	 200,000
 C. E. Kaiser	         10220 Memorial Dr
                       #67 Houston TX 77024   ###-##-####	 200,000
 Roy Donovan Hinton Jr.P. O. Box 4456
                       Pasadena TX 77502	     ###-##-####	 200,000
 James R. Collins,
 D.V.M.                7716 Windswept Lane
                       Houston TX 77063	      ###-##-####	 200,000
 Jock R. Collins,
 D.V.M.	               7627 Skyline Drive
                       Houston TX 77063	      ###-##-####	 200,000
 Joshua D. Smetzer	    2101 Mustang Rd Apt
                       113 Alvin TX 77511     ###-##-####	 200,000










EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITOR

Janet Loss, C.P.A., P.C.
Certified Public Accountant
1780 South Bellaire
Suite 500
Denver, CO 80222


The Board of Directors
Howard Llewellen Argentina Group Inc.
21112 123rd Avenue
Maple Ridge, BC V2X 4B4
Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated December 31, 1999 and the Audit Report dated June 29, 2000 in the Registration Statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/ Janet Loss, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

June 30, 2000